SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                              NOVEMBER 14, 2002
                      (Date of Earliest Event Reported)

                        HOUSEHOLD INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)



        DELAWARE                 001-08198               36-3121988
     (State or other      (Commission File Number)      (IRS Employer
      Jurisdiction                                     Identification
    of incorporation)                                      Number)

             2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070
         (Address of principal executive offices, including Zip Code)
                                (847) 564-5000
             (Registrant's telephone number, including area code)



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ITEM 5 - OTHER EVENTS.

            On November 14, 2002, Household International, Inc., a Delaware corporation ("Household") and HSBC Holdings plc, a public limited company incorporated in England and Wales ("HSBC"), jointly announced that Household, HSBC and H2 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HSBC ("Merger Sub") entered into a definitive agreement and plan of merger (the "Merger Agreement"), dated as of November 14, 2002, pursuant to which HSBC will acquire Household. A copy of the joint press release issued by Household and HSBC on November 14, 2002, is attached hereto as Exhibit 99.1.

            Under the terms of the Merger Agreement, which has been approved by each company's board of directors, Household will merge with and into Merger Sub (the "Merger"). Following the Merger, Household will be a wholly-owned subsidiary of the HSBC Group. The Merger is expected to be completed during the first quarter of 2003.

            As a result of the Merger each issued and outstanding share of common stock of Household, par value $1.00 per share (each a "Common Share"), will be converted into the right to receive 2.675 ordinary shares of HSBC (the "Exchange Ratio"), of nominal value $0.50 each ("HSBC Ordinary Shares"). Holders of Common Shares will have the right to elect to receive instead 0.535 of an American depositary share of HSBC ("HSBC Depositary Share") per Common Share. Each HSBC Depositary Share represents the right to receive 5 HSBC Ordinary Shares. These terms are equivalent to approximately $30.04 per Common Share based on the closing price of a HSBC Ordinary Share on the London Stock Exchange of (pound)7.07 (approximately $11.23) on November 13, 2002.

            Certain series of Household's outstanding preferred stock will be redeemed by Household pursuant to their respective terms at their liquidation value (103% of liquidation value in case of the $4.30 Cumulative Preferred Stock). The remaining series of Household's outstanding preferred stock will be converted in the Merger into the right to receive from HSBC an amount in cash equal to their liquidation value plus accrued but unpaid dividends, unless a holder exercises statutory appraisal rights to receive the judicially appraised value of the holder's shares of such preferred stock. Outstanding Trust Preferred Stock guaranteed by Household and the outstanding indebtedness of Household will remain outstanding as obligations of the surviving corporation in the Merger. Pursuant to their terms, the outstanding 8.875% Adjustable Conversion-Rate Equity Units will remain outstanding, with the purchase contracts that form a portion of such Units becoming contracts to purchase HSBC Ordinary Shares in lieu of Common Shares.

            The outstanding options to purchase Common Shares will be converted in the Merger into options to purchase a number of HSBC Ordinary Shares based on the Exchange Ratio, with appropriate adjustments to the exercise price.

            Under the terms of the Merger Agreement, Household is entitled to pay to holders of Common Shares the regular Household fourth quarter cash dividend, currently

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expected to be  declared in the fourth  quarter of 2002 and paid in January
2003. In addition, in the event the Merger will not be completed until after the record date for HSBC's second interim dividend in lieu of final dividend for 2002, which currently is expected to be declared by HSBC in March 2003 and paid in May 2003, the Household board of directors is entitled in its discretion to declare and pay additional cash dividends on the Common Shares, and to otherwise take appropriate steps, so that holders of Common Shares receive, prior to the completion of the Merger, further dividends per Common Share up to, in the aggregate, 2.675 times the HSBC second interim dividend per HSBC Ordinary Share, unless HSBC has taken alternative steps, reasonably acceptable to Household, to provide the same economic benefit to holders of Common Shares.

            Completion of the Merger is subject to certain closing conditions, including approval by the shareholders of each of Household and HSBC, effectiveness of the registration statement under U.S. securities laws with respect to the securities of HSBC to the issued in the Merger, approval of the listing of such securities on the relevant exchanges, and various regulatory and other approvals in the United States, Canada, the United Kingdom and other relevant jurisdictions. Under certain circumstances, Household has agreed to pay HSBC a termination fee of $550 million if the Merger is not completed.

            William F. Aldinger, currently Chairman and Chief Executive Officer of Household, will become Chairman and Chief Executive Officer of a new holding company of the enlarged HSBC group in the United States by the end of 2003 and has entered into a new employment agreement with Household that will become effective at the completion of the Merger for a term of three years. Youssef A. Nasr will continue as President and Chief Executive Officer of HSBC North America Inc. and David A. Schoenholz, President and Chief Operating Officer of Household, will manage the consumer finance business. Both executive will report to William F. Aldinger. It is intended that William F. Aldinger will be invited to join the board of directors of HSBC.

ITEM 7(C) - EXHIBITS.


    99.1 Joint Press Release, dated November 14, 2002, issued by Household International, Inc. and HSBC Holdings plc (incorporated by reference to the joint press release set forth in the Form 425 filed with the Securities and Exchange Commission on November 14, 2002 pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended).

    99.2 Presentation materials used by Household International, Inc. in analyst and investor meetings on November 14, 2002 (incorporated by reference to the presentation materials set forth in the Form 425 filed with the Securities and Exchange Commission on November 14, 2002 pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Securities Exchange

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Act of 1934, as amended).

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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HOUSEHOLD INTERNATIONAL, INC.

Date:  November 18, 2002                 By: /s/ Patrick D. Schwartz
                                            ------------------------------
                                         Name: Patrick D. Schwartz
                                         Title: General Counsel - Treasury &
                                                Corporate Law and Assistant
                                                Secretary

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                                EXHIBIT INDEX




    99.1 Joint Press Release, dated November 14, 2002, issued by Household International, Inc. and HSBC Holdings plc (incorporated by reference to the joint press release set forth in the Form 425 filed with the Securities and Exchange Commission on November 14, 2002 pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended).

    99.2 Presentation materials used by Household International, Inc. in analyst and investor meetings on November 14, 2002 (incorporated by reference to the presentation materials set forth in the Form 425 filed with the Securities and Exchange Commission on November 14, 2002 pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended).